Exhibit 4.2

                                   $60,000,000

                             C&D Technologies, Inc.

                     5.25% Convertible Senior Notes due 2025

                               PURCHASE AGREEMENT

                                                               November 16, 2005

Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
    c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, N.Y. 10010-3629

Dear Sirs:

            1. Introductory. C&D Technologies, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$60,000,000 principal amount of its 5.25% Convertible Senior Notes due 2025 (the "Firm Securities") which are convertible into cash or a combination of cash and shares of common stock, $0.01 par value, of the Company (the "Underlying Shares") and, at the election of the Purchasers, an aggregate of up to an additional $15,000,000 principal amount ("Optional Securities") of its 5.25% Convertible Senior Notes due 2025 (the Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to
Section 3 hereof are herein collectively called the "Offered Securities") each to be issued under an indenture to be dated as of November 21, 2005 (the "Indenture"), between the Company and The Bank of New York, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act"), and hereby agrees with the several Purchasers as follows:

            The Offered Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock ") in accordance with the terms of the Offered Securities and the Indenture, at the initial conversion rate specified in Schedule B hereto.

            The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of November 21, 2005 among the Company and the Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the resale of the Offered Securities and the Underlying Shares under the Securities Act.

            2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as amended or supplemented as of the date of this Agreement, together with any other document approved by the Company for use in con-nection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") did not, as of their respective filing dates, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. For purposes of this Agreement, the phrases "disclosed in the Offering Document" or "contained in the Preliminary Offering Circular," or words of similar import, shall refer to the disclosure contained in the Offering Document as if the information incorporated therein by reference from the Exchange Act Reports were set forth in full therein.

            (b) The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

            (c) The Company has submitted an application for listing the Underlying Shares with the New York Stock Exchange ("NYSE").

            (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (e) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries listed in Schedule B to this Agreement are the only subsidiaries of the Company.

            (f) The Company has a capitalization as set forth in the Offering Document under the heading "Capitalization".


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

            (g) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto on the First Closing Date, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and on the First Closing Date (as defined in Section 3 hereof), the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act "), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

            (h) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into shares of Common Stock of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

            (i) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment with respect to the offer and sale of the Offered Securities.

            (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing with the Commission of the Shelf Registration Statement (as defined in the Registration Rights Agreement) and the order of the Commission declaring the Shelf Registration Statement effective.

            (k) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, in each case, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (l) This Agreement has been duly authorized, executed and delivered by the Company.

            (m) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto on the First Closing Date, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

            (n) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

            (o) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

            (r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            (s) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environ-mental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

            (t) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required under the Securities Act to be described in a prospectus that are not so described in the Offering Document and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to a registration statement or described in a registration statement or a prospectus that are not filed with the Commission or described in the Offering Document.

            (u) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as may be stated in the notes thereto.

            (v) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (w) The Company is subject to the reporting requirements of either
Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (x) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA "), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of
Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

            (y) Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any subsidiary, as the case may be, are contesting in good faith and for which the Company or such subsidiary, as the case may be, has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (z) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that in all material respects (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate for the conduct by the Company and its subsidiaries of their respective businesses.

            (bb) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (cc) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Offered Securities and the other transactions related thereto as described in the Offering Document) will be Solvent. As used in this paragraph, the term "Solvent " means, with respect to a particular date, that on such date the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

            (dd) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

            (ee) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Offered Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (ff) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Securities in a manner that would require registration of the Offered Securities under the Securities Act.

            (gg) The offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereof, Regulation D thereunder and Regulation S; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

            (hh) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and any engagement agreement with a Purchaser.

            (ii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Document is not based on or derived from sources that are reliable and accurate in all material respects.

            (jj) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a prospectus that is not so described in the Offering Document.

            (kk) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

            (ll) The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security.

            3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof plus accrued interest from November 21, 2005 to the First Closing Date (as hereinafter defined), the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

            The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global securities in definitive form (the "Firm Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB at the office of Cahill Gordon & Reindel LLP at 9:00 A.M. (New York time), on November 21, 2005, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "First Closing Date", against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the offices of Cahill Gordon & Reindel LLP at least 24 hours prior to the First Closing Date.

            In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price of 97.0% of the principal amount of Optional Securities (including any accrued interest thereon from November 21, 2005 to the related Optional Closing Date (as defined below)). The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser's name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by CSFB to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

            Each time for the delivery of and payment for the Optional Securities, being herein referred to as the "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFB on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an "Optional Global Security") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB at the office of Cahill Gordon & Reindel LLP, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

            4. Representations by Purchasers; Resale by Purchasers.

            (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until the later of the commencement of the offering and the latest Closing Date, only in accordance with Rule 144A ("Rule 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each Purchaser severally acknowledges and agrees that the Offered Securities and any Underlying Shares issued upon conversion thereof shall bear the legend described in the Offering Document for the period specified therein.

            (f) In relation to each member state (each, a "Member State") of the European Economic Area (European Union member states plus Norway, Iceland and Liechtenstein) that has implemented Directive 2003/71/EC, including any relevant implementing measure in each such Member State (the "Prospectus Directive" and each such Member State that has implemented the Prospectus Directive, a "Relevant Member State"), each Purchaser severally agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

                  (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

                  (ii) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (iii) in any other circumstances which do not require the
            publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression an "offer of Shares to the public" in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

            (g) Each Purchaser severally agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

            5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

            (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchasers' consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

            (b) The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to the other Purchaser) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.

            (d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to CSFB, the other Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (e) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities
Act) to, resell any of the Offered Securities that have been reacquired by any of them.

            (f) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, and (vi) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will reimburse the Purchasers for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

            (h) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, without the prior written consent of CSFB, or publicly disclose the intention to make any such offer, sale, pledge or disposition; provided that such restriction shall not apply to: (i) the Offered Securities, (ii) the filing of the shelf registration statement covering resales of the Offered Securities and any Underlying Shares issued upon conversion thereof pursuant to a shelf registration statement, (iii) the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (iv) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof , (v) issuances of Common Stock pursuant to the exercise of such options or (vi) distributions of Common Stock in satisfaction of the Company's obligations under its deferred compensation plan. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

            6. Conditions of the Obligation of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and otherwise in form and substance satisfactory to the Purchasers and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Purchasers, with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Offering Circular.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any outstanding debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of
trading  of  any   securities   of  the  Company  on  any  exchange  or  in  the
over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c) The Purchasers shall have received an opinion, dated such Closing Date, of Duane Morris LLP, counsel for the Company, that:

                  (i) The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdiction set forth opposite its name in Annex A to such opinion;

                  (ii) Each subsidiary of the Company listed on Annex A to such opinion is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business as a foreign corporation or other entity in good standing in the jurisdictions set forth opposite its name in Annex A to such opinion; and each subsidiary of the Company listed on Annex A to such opinion and organized under the laws of the State of Delaware has the power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Document;

                  (iii) The Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities delivered on such Closing Date have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Offering Document; and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) and the Offered Securities delivered on such Closing Date constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles;

                  (iv) The Registration Rights Agreement has been duly
            authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Document; and (assuming the due authorization, execution and delivery thereof by the Purchasers) the Registration Rights Agreement constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles;

                  (v) This Agreement has been duly authorized, executed and
            delivered by the Company;

            (vi) The Offered Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Indenture and the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the provisions of the Indenture and the Notes, will be validly issued, fully paid and nonassessable; the outstanding Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Offering Document; and, to such counsel's knowledge, the stockholders of the Company have no contractual preemptive rights with respect to the Offered Securities or such Common Stock. There are no preemptive rights to acquire any such shares of Common Stock set forth in the Company's organizational documents or in the General Corporation Law of the State of Delaware;

            (vii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

            (viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws and except for the filing with the Commission of the Shelf Registration Statement and the order of the Commission declaring the Shelf Registration Statement effective;

            (ix) The execution, delivery and performance by the Company of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale by the Company of the Offered Securities and compliance by the Company with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, rule, regulation or order of any governmental agency, body or court which, to the knowledge of such counsel, is binding on the Company or any subsidiary of the Company or to which, to such counsel's knowledge, any of their properties is subject, or any agreement or instrument filed as an exhibit to any document incorporated by reference into the Offering Document to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

            (x) The descriptions in the Offering Circular and the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents, in each case to the extent such descriptions constitute summaries of the legal matters relating thereto, are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports;

            (xi) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, assuming (a) the accuracy of the representations and warranties of the Company and the Purchasers herein, (b) compliance by the Purchasers and the Company with their respective covenants set forth in this Agreement and (c) that each resale by the Purchasers of the Offered Securities occurs in accordance with, and in the manner set forth in, this Agreement and the Offering Document.

            In addition, the Purchasers shall have received the negative assurance letter, dated such Closing Date, of Duane Morris LLP, counsel for the Company, substantially in the form set forth in Exhibit A hereto.

            (d) The Purchasers shall have received an opinion, dated such Closing Date, of the General Counsel for the Company, reasonably satisfactory to the Purchasers, as to the matters set forth in Exhibit B hereto.

            (e) The Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Purchasers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

            (g) The Purchasers shall have received a certificate, dated such Closing Date, of the Vice President and General Counsel of the Company in which such officer, to the best of his knowledge after reasonable investigation, shall state that, other than as disclosed in the Offering Circular, there are no pending, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such officer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

            (h) The Purchasers shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (i) The Purchasers shall have received, on or prior to the date of this Agreement, lockup letters substantially in the form of Exhibit C hereto signed by each of the executive officers and directors of the Company listed on Schedule B.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

            7. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers and affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, including the Preliminary Offering Circular, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

            (b) Each Purchaser will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, including the Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser under the caption "Plan of Distribution": the first sentence in the third paragraph, the ninth paragraph except for the first sentence thereof and the tenth paragraph; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above (it being understood that this sentence is not intended to modify or alter in any way the rights of the indemnified party or the obligations of the indemnifying party with respect to such other liability). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement effected without its written consent unless (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of written notice of the proposed settlement,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party for any fees and expenses for which the indemnified party is entitled to and has requested indemnification hereunder prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sen-tence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

            8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or
(viii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

            10. Notices. All communications hereunder will be in writing and, if sent to any Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o CSFB, at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, PA 19422-0858, Attention: General Counsel.

            11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

            12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

            13. Absence of Fiduciary Relationship. Company acknowledges and agrees that:

            (a) The Purchasers have been retained solely to act as the initial purchasers in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Purchasers have advised or are advising Company on other matters;

            (b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

            (c) it has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

            (d) it waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

            14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

            The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

                                 Very truly yours,

                                 C&D Technologies, Inc.


                                 By: /s/ Stephen E. Markert, Jr.
                                     ---------------------------
                                     Name:  Stephen E. Markert, Jr.
                                     Title: Vice President, Finance, CFO

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
WACHOVIA CAPITAL MARKETS, LLC

By: Credit Suisse First Boston LLC


By /s/ Richard Wallach
   -------------------
   Name:  Richard Wallach
   Title: Vice President

                                   SCHEDULE A

                                                             Principal Amount of
                       Purchaser                              Offered Securities
                       ---------                              ------------------

Credit Suisse First Boston LLC.........................         $ 51,000,000
Wachovia Capital Markets, LLC..........................         $  9,000,000
                  Total................................         $ 60,000,000

                                   SCHEDULE B

                                  Subsidiaries

C&D Charter Holdings, Inc.
C&D International Investment Holdings, Inc.
C&D Holdings, Ltd.
NCL Holdings, Ltd.
C&D Technologies (NCL), Ltd.
C&D Electronics (Guangzhou) Ltd.
C&D Instruments, Ltd.
C&D Components Hong Kong, Ltd.
C&D Technology, Ltd.
C&D Microtek, Ltd.
Charter Power F.S. Ltd.
C&D Technologies (Power Electronics), Ltd.
C&D Technologies de Mexico, S.A., de C.V.
C&D Technologies (UK) Ltd.
C&D Technologies (HK) Ltd.
C&D Technologies (Italia), S.r.l.
Shanghai C&D Battery Company, Ltd.
C&D Technologies Reynosa, S. de R.L. de C.V.
C&D Dynamo Corporation
C&D Power Systems (Canada) ULC
C&D Technologies (CPS) LLC
C&D Technologies (CPS) ULC
Celab Limited UK
Celab Power Management Limited
Datel Holding Corporation
C&D Technologies (Datel), Inc.
Datel Systems, Inc.
C&D Technologies Kabushiki Kaisha
C&D Technologies (Datel) GmbH
C&D Technologies Datel SARL
Datel (UK) Ltd.
Datel Electronic Technology (Shanghai) Co. Ltd
Dynamo Acquisition Corporation

                                   SCHEDULE C
                       List of persons subject to lock-up

o        Kevin P. Dowd
o        Jeffrey A. Graves
o        William Harral, III
o        Robert I. Harries
o        Pamela S. Lewis Davies
o        George MacKenzie
o        John A.H. Shober
o        Stanley S. Silverman
o        Ellen C. Wolf
o        William E. Bachrach
o        Kevin D. Burgess
o        Michael Crowley
o        James D. Dee
o        Charles R. Giesige
o        Stephen E. Markert, Jr.
o        Pamela J. Reich
o        Stanley S. Wreford

                                    Exhibit A

                        Form of Negative Assurance Letter

      Reference is made to the Offering Circular, dated November 16, 2005 (the "Offering Circular"), relating to the issuance of $60 million principal amount of 5.25% Convertible Senior Notes due 2025 (the "Offered Securities") of C&D Technologies, Inc., a Delaware corporation (the "Company"), as to which we have acted as counsel to the Company. This letter is furnished to you pursuant to
Section 6(b) of the Purchase Agreement, dated as of November 16, 2005, between the Company and Credit Suisse First Boston LLC and the other Purchaser(s) named therein (the "Purchase Agreement"). Capitalized terms defined in the Purchase Agreement and used (but not otherwise defined) herein are used herein as so defined.

      The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Document are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Circular or in the documents incorporated by reference therein (the "Incorporated Documents"). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Document except as specified in our opinion to you dated the date hereof. Also, we do not make any statement herein with respect to any of the financial statements, the related notes and financial statement schedules thereto, and other financial data that is contained or incorporated by reference in the Offering Document.

      We have reviewed the Offering Circular (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, the Purchasers and their counsel, at which conferences the contents of the Offering Circular, the Incorporated Documents and related matters were discussed.

      Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that the Offering Circular (including the Incorporated Documents) (other than the financial statements, the related notes and financial statement schedules thereto and other financial data, as to which we express no view) contained as of its date or contains as of the date hereof any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as a Purchaser of the Offered Securities. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Offered Securities), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent

                                    Exhibit B

                       Form of Opinion of General Counsel

      (i) The Company has been duly incorporated under the laws of the jurisdiction of its incorporation;

      (ii) Each subsidiary of the Company has been duly incorporated or organized under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and

      (iii) All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or indirectly through subsidiaries, is owned free from liens, encumbrances and defects.

                                    Exhibit C

                             Form Lock-Up Agreement

                                                               November 11, 2005

C&D Technologies, Inc.
1400 Union Meeting Road
Blue Bell, PA 19422

Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
c/o Credit Suisse First Boston LLC
      Eleven Madison Avenue
      New York, NY 10010-3629

Dear Sirs:

            As an inducement to the Purchasers to execute the Purchase Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for Convertible Senior Notes Due 2012 (the "Securities") of C&D Technologies, Inc., and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company's common stock, par value $0.01 per share (the "Common Stock") or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC ("CSFB"). In addition, the undersigned agrees that, without the prior written consent of CSFB, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock.

            The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the offering date set forth on the final offering circular used to sell the Securities (the "Offering Date") pursuant to the Purchase Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension.

            The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by CSFB to the Company (in accordance with Section 10 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

            Any shares of Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any shares of Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

            In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock if such transfer would constitute a violation or breach of this Agreement

            This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before November 30, 2006. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          Very truly yours,


                                          -----------------------------------
                                          [Name of stockholder]